Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-156136 on Form S-8 of our report dated June 25, 2026 appearing in this Annual Report on Form 11-K of Clearwater Paper Represented 401(k) Plan for the year ended December 31, 2025.

/s/ LBMC, PC
Chattanooga, Tennessee
June 25, 2026